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                                                                  Exhibit 3.2
                         SEVENTH AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                              CARVER CORPORATION



                                   ARTICLE I

                                    Offices

     (1) Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     (2) Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

                                  ARTICLE II

                            Shareholders' Meetings

     (1) Meeting Place: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     (2) Annual Meeting Time: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in May or June of each year at a date, time and a place to be determined by the Board of Directors, provided that notification of such date, time and place shall meet the notice requirements pursuant to Article II (5) hereunder.

     (3) Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:

          (a)  Calling the meeting to order.
          (b)  Proof of notice of meeting (or filing waiver).
          (c)  Reading of minutes of last annual meeting.
          (d)  Reports of officers.
          (e)  Reports of committees.
          (f)  Election of directors.
          (g)  Miscellaneous business.

     (4)  Special Meetings:  Special meetings of the shareholders

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for any purpose may be called at any time the President, Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.

     (5) Shareholder Proposals at Annual Meeting: Business may be properly brought before an annual meeting by a shareholder only upon the shareholder's timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than ninety (90) days prior to the date one (1) year from the date of the immediately preceding annual meeting of shareholders. For purposed of the Section 5, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no business may be brought before any reconvened meeting unless pursuant to a notice which was timely for the meeting on the date as originally scheduled. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal; (c) any material interest of such shareholder in such proposal; and
(d) such other information regarding such proposal as would be required to be disclosed in solicitations of proxies pursuant to the Securities Exchange Act of 1934, as amended.

     Notwithstanding the foregoing, nothing in this Section 5 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the discretion of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall be disregarded.

     (6)  Notice:

          (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten (10) days, and not more than sixty (60) days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

          (b) At least ten (10) days and not more than sixty (60) days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes

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          for which the meeting is called, shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

     (7) Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, by voting group, and within each voting group by class or series of shares, showing the address of and number of shares held by each. The record must be available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, the shareholder's agent, or the shareholder's attorney is entitled to inspect the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection.

     (8)  Quorum:  Except as otherwise required by law:

          (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders present at such meeting representing, either in person or by proxy, a majority of the outstanding shares of each voting group of the corporation entitled to vote at such meeting.

          (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present, shall be sufficient to transact business.

     (9) Voting of Shares: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denies by the Articles of Incorporation, each shareholder, on each matter
submitted to a    vote at a meeting of shareholders, shall have one vote for each  share of stock registered in his name in the books of the corporation.

     (10) Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed seventy (70) days nor less than ten (10) days preceding such meeting.

     (11) Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from

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the date of its execution unless otherwise provided in the proxy.

     (12) Action by Shareholders without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

     (13) Waiver of Notice: A shareholder may waive any notice before or after the day and time of the meeting that is the subject of such notice or, in the case of a written consent, before or after the action is effective. Such waiver shall be in writing, signed by the shareholder entitled to notice, and be delivered to the corporation for inclusion in the minutes or filed with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     (14) Action of Shareholders by Communications Equipment: Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.


                                  ARTICLE III

                                     Stock

     (1) Certificates: Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other then the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

     Each certificate of stock shall state:


          (a)  That the corporation is organized under the laws of  this state;

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          (b)  The name of the person to whom issued;

          (c)  The number and class of shares and the
          designation of the series, if any, which such certificate represents; and

     (2)  Transfers:

          (a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the
          corporation or at its principal place of   business, or at the office
          of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of share therein.

          (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No share of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

     (3)  Registered Owner:  Registered shareholders shall be treated by the
corporation as the holders-in-fact of the stock    standing in their respective
names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

          (a)  The classification of shareholder who may certify;

          (b)  The purpose of purposes for which the certification  may be made;

          (c) The form of certification and information to be contained therein;

          (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

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          (e)  Such other provisions with respect to the procedure as are deemed necessary or desirable.

     Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     (4) Mutilated, Lost or Destroyed Certificates: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it might determine or establish such other procedures as it deems necessary.

     (5)  Fractional Share or Scrip:  The corporation may:

          (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation;

          (b) arrange for the disposition of fractional interests by those entitled thereto;

          (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or

          (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     (6) Share of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

                                  ARTICLE IV

                              Board of Directors

     (1) Number and Powers: The management of all affairs, property and interest of the corporation shall be vested in a Board of Directors. The Board of Directors shall consist of not fewer than three (3) nor more than eleven (11) persons, which number shall be designated by the Board of Directors, who shall be elected for a term of one (1) year, and shall hold office until a

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successor is elected and qualified. Directors must be residents of the State of
Washington, but need not be shareholders of the corporation. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     (2) Notice of Shareholder Nominees: Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only
(i) by the Board of Directors or a committee appointed by the Board of Directors, or (ii) by any shareholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the date one (1) year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 2, any adjournment(s) or postponements(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a shareholder of persons to be elected directors of the corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled.
Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

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     Notwithstanding the foregoing, nothing in this Section 2 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (3) Change of Number: The number of directors may at any time be increased or decreased by the shareholders or Directors at any annual or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in paragraphs (4) and (5) hereunder.

     (4) Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     (5) Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

     (6) Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

     (7)  Special Meetings:

          (a) Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board shall be given to each director by one (1) day's service of the same by

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          telegram, by letter, by telefax, or personally.  Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

          (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     (8) Quorum: A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

     (9) Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice must be in writing, signed by the director or directors entitled to notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

     (10) Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or unless he shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     (11) Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that notwithstanding the above, no committee of the Board of Directors shall have the authority to: (a) approve a distribution except accounting to a general formula or method prescribed by the Board of Directors; (b) propose to shareholders action that is required by law to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) approve

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the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within the limits specifically prescribed by the Board of Directors. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     (12) Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

     (13) Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     (14) Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating can hear each other during the meeting.

                                   ARTICLE V

                                   Officers

     (1) Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their its first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

     (2) The President: The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

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     (3)  Vice Presidents:  During the absence of disability of the President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

     (4) Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors; shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

     (5) The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial conditions of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

     (6) Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     (7) Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     (8) Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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     (9)  Term - Removal:  The officers of the corporation shall hold office until their successors are appointed and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     (10) Bonds: The Board of Directors may, be resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                                  ARTICLE VI

                           Distributions and Finance

     (1) Distributions: The Board of Directors may authorize a distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that no distribution may be made if, after giving it effect, either:

          (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or

          (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution.

     The stock transfer books may be closed for the making of distributions during such periods of not exceeding seventy (70) days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may authorize distribution to only the holders of record at the close of business, on any business day not more than seventy (70) days prior to the date on which distribution is made.

     (2) Measure of Effect of Distribution: For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI, paragraph (1) of these bylaws, the effect of distribution is measured, (a) in the case of a distribution by purchase, redemption or other acquisition if the corporation's shares, as of the earlier of (i) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by

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the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and (b) in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred twenty (120) days thereafter; or (ii) the date of payment if such date occurs more than one hundred twenty (120) days after the date of authorization.

     (3) Reserves: Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the corporation, or for any other purpose. Any sum in any year which is not distributed in that year shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors.

     (4) Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check in other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                                  ARTICLE VII

                                    Notices

     Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

                                 ARTICLE VIII

                                     Seal

     The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.


                                  ARTICLE IX

                    Indemnification of Officers, Directors,
                             Employees and Agents

     (1)  Definitions:  As used in this Article:

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          (a)  "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

          (b) "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

          (c) "Corporation" means Carver Corporation and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

          (d) "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, employee or agent of Another enterprise.

          (e) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

          (f) "Loss" means loss, liability, expenses (including attorneys' fees), judgements, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

     (2) Right to Indemnification: The Corporation shall indemnify and hold each Indemnitee harmless against all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans which are finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section (4) of this Article, the Corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by majority vote of a quorum consisting of directors not at the time parties to such Action. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and Officers of this Corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

     (3)  Burden of Proof and Procedure for Payment:

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          (a)  The Indemnitee shall be presumed to be entitled to
          indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defining any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

          (b) The right indemnification conferred in this Article shall include the right to be paid by the corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

     (4) Right of Indemnitee to Bring Suit: If a claim under this Article is not paid in full by the corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.
Neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

     (5) Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defining an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any stature, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     (6) Insurance, Contracts and Funding: The Corporation may maintain insurance, at its expense, to protect itself and any

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Director, Officer, employee or agent of the Corporation or Another Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further shareholder action, enter into contracts with any Director or Officer of the Corporation in furtherance of the provisions of this Article, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     (7) Indemnification of Employees and Agents of the Corporation: The Corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

     (8) Contract Right: Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a director or Officer and shall insure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied on in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

     (9) Severability: If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.


                                   ARTICLE X

                               Books and Records

     The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings

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of its shareholders and Board of Directors (and committees thereof); and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form within a reasonable time.

                                  ARTICLE XI

                                  Amendments

     (1) By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

     (2) By Directors: The Board of Directors shall have power to make, alter, amend and repeal by the Bylaws of this corporation. However any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

     (3) Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.


     Amended and restated as of February 16, 1996.


                                        /s/ John P. World
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